                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


            Date of Report (Date of earliest event reported): May 15, 1998



                        ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                (Exact name of registrant as specified in its charter)



         COLORADO                    0-14749                 84-0910696
     (State or other               (Commission             (IRS Employer
     jurisdiction of               File Number)            Identification No.)
     incorporation)



                  265 TURNER DRIVE, DURANGO, COLORADO         81301
               (Address of principal executive offices)     (Zip Code)



          Registrant's telephone number, including area code: (970) 259-0554
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Item 5.  OTHER EVENTS.

On May 15, 1998, LaSalle National Bank of Chicago, Illinois sold approximately 799,000 shares of the restricted Common Stock of Rocky Mountain Chocolate Factory, Inc. (the "Company"), which it obtained through foreclosure, to several purchasers, including the Company and certain of its executive officers and directors.

The Company purchased 336,000 shares and certain of its executive officers and directors purchased 104,000 shares or approximately 11.5% and 3.6%, respectively, of its issued and outstanding Common Stock prior to the transactions. The 336,000 shares purchased by the Company have been canceled, which reduced its issued and outstanding Common Stock to approximately 2,576,000 shares.

The Company made this purchase at $5.15 per share because the Company believes its stock is undervalued. For the same reason, on January 17, 1996 the Company purchased 125,000 shares of Common Stock at $8.09 per share. On May 15, 1998, the closing sale price of the Company's Common Stock (Nasdaq NMS trading symbol:
RMCF) was $5.75.

This report contains forward looking statements that involve risks and uncertainties beyond the control of the Company including those identified by the Company in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.



Dated: May 18, 1998      By:  /s/ BRYAN J. MERRYMAN
                              --------------------------------------------------
                              Bryan J. Merryman,
                              Vice President-Finance and Chief Financial Officer









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